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                                                                    Exhibit 5.2

                  [LETTERHEAD OF ARMSTRONG WORLD INDUSTRIES]

                                                                 March 16, 1999

Armstrong World Industries, Inc.
2500 Columbia Avenue
Lancaster, Pennsylvania 17603

  Re: Registration on Form S-3 of $1,000,000,000 of Debt Securities, Common Stock, Preferred Stock, Warrants and Depositary Shares

Ladies and Gentlemen:

   I am the Senior Attorney of Armstrong World Industries, Inc., a Pennsylvania corporation (the "Company"). This opinion is being rendered in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (as the same may be amended and supplemented from time to time, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale by the Company from time to time of up to $1,000,000,000 aggregate amount of the following securities:
(i) unsecured debt securities which may be either senior or subordinated debt securities in one or more series (the "Debt Securities"), which, in each case are to be issued under Indentures (each an "Indenture" and together, the "Indentures") entered into between the Company and The First National Bank of Chicago, as trustee thereunder (the "Trustee"); (ii) shares of common stock, par value $1.00 per share (the "Common Stock"), with Preferred Stock Purchase Rights attached to each share of Common Stock (the "Rights"); (iii) shares of the Company's Class A Preferred Stock , no par value per share (the "Preferred Stock"), in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); and (iv) warrants or other rights to purchase Debt Securities, Common Stock or Preferred Stock (the "Warrants"). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants are collectively referred to herein as the "Securities." Except as otherwise defined herein, capitalized terms have the meanings provided in the Registration Statement. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus (each, a "Prospectus Supplement").

   In rendering the opinions expressed herein, I have examined: the Registration Statements; the Articles of Incorporation and Bylaws of the Company, each as amended to date; and such corporate proceedings of the Company and such other documents as I have deemed necessary. As to questions of fact material to the opinions expressed herein, I have relied on certificates of officers of the Company and have not independently verified the accuracy of the information contained therein.

   In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to me as originals, the conformity with originals of all documents submitted to me as copies and the absence of any amendments or modifications to those items reviewed by me.
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   I have assumed that (i) prior to the issuance of any shares of Common
Stock, Preferred Stock, Warrants or Depositary Shares (or securities convertible into shares of Common Stock), there will exist, under the Articles of Incorporation, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be; and (ii) appropriate certificates representing shares of Common Stock or Preferred Stock, as the case may be, or Receipts evidencing Depositary Shares, will be executed and delivered upon the issuance and sale of any such securities, and that such certificates or Receipts will comply with all applicable requirements of Pennsylvania law.

   I have also assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be authorized and determined by proper action of the Board of Directors of the Company (each, a "Board Action") and will be in accordance with the Company's Articles of Incorporation and applicable Pennsylvania law, (ii) the resolutions authorizing the Company to register, offer, sell, and issue the Securities will remain in effect and unchanged at all times during which the Securities are offered, sold, or issued by the Company, (iii) the interest rate on the Debt Securities will not be higher than the lawful rate permitted from time to time under applicable law, (iv) the Registration Statement, and any amendments thereto, will have become, and at the time of issuance of the Securities will continue to be effective, (v) a Prospectus Supplement relating to the Securities offered pursuant to the Registration Statement will have been filed with the Commission, and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

   To the extent that the obligations of the Company under a deposit agreement may be dependent upon such matters, I have assumed for purposes of this opinion that the depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the depositary is duly qualified to engage in the activities contemplated by the deposit agreement; that the deposit agreement has been duly authorized, executed and delivered by the depositary and constitutes the legally valid and binding obligation of the depositary enforceable against the depositary in accordance with its terms; that the depositary is in compliance, generally, with respect to acting as depositary under the deposit agreement, with all applicable laws and regulations; and that the depositary has the requisite organizational and legal power and authority to perform its obligations under the deposit agreement.

   Based upon the foregoing and such examination of law as I have deemed necessary, and subject to the qualifications and exceptions herein, I am of the opinion that:

   1. The Debt Securities, when (a) duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the applicable Indenture and issued and sold (x) in accordance with the Registration Statement and applicable Prospectus Supplement or (y) upon exercise of Warrants as contemplated by the Registration Statement and the applicable Prospectus Supplement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms and entitled to the benefits of the applicable Indenture.

   2. The Common Stock with the attached Rights, when (a) duly issued and sold in accordance with the Registration Statement and the applicable Prospectus Supplement or upon conversion of Debt Securities or Preferred Stock, or upon exercise of Warrants as contemplated by the Registration Statement and the applicable Prospectus Supplement and

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      (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine will be validly issued, fully paid and nonassessable.

   3. The Preferred Stock, when (a) (i) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or upon conversion of Debt Securities, or upon exercise of Warrants as contemplated by the Registration Statement and the applicable Prospectus Supplement, and (ii) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine or (b) duly issued pursuant to the exchange of validly issued and fully paid Depositary Shares in accordance with the terms of the applicable and valid and binding deposit agreement, will be validly issued, fully paid and non-assessable.

   4. The Warrants, when (a) duly issued and sold in accordance with the Registration Statement and the applicable Prospectus Supplement and the provisions of the applicable and valid and binding warrant agreement, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and non-assessable.

   5. The Depositary Shares, when (a) duly issued and sold in accordance with the Registration Statement and the applicable Prospectus Supplement, and (b) the Receipts in the form contemplated and authorized by a valid and binding deposit agreement have been duly executed and delivered by the depositary and delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or duly authorized committee thereof or a duly authorized officer of the Company ) may determine will be validly issued and will entitle the holders thereof to the rights specified in the Receipts and such deposit agreement.

   The opinions stated herein relating to the validity and binding nature of obligations of the Company are subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

   I am a member of the bar of the Commonwealth of Pennsylvania and express no opinion as to the laws of any jurisdiction other than the Federal law of the United States and the laws of the Commonwealth of Pennsylvania and all references to governmental authorities are to Federal and Pennsylvania authorities.

   I consent to the reliance on this opinion by Rogers & Wells LLP, in rendering their opinion to you in connection with the filing of the Registration Statement. I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving this consent I do not admit that I am within the category of persons whose consent in required under Section 7 of the Act, or the Rules and Regulation of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Douglas S. Brossman

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